Exhibit 4.1

OWENS-ILLINOIS GROUP, INC.

OWENS-BROCKWAY GLASS CONTAINER INC.

OI PLASTIC PRODUCTS FTS INC.

UNITED GLASS LIMITED

OWENS ILLINOIS (AUSTRALIA) PTY LIMITED

ACI OPERATIONS PTY LIMITED

AZIENDE VETRARIE INDUSTRIALI RICCIARDI – AVIR S.P.A.

O-I CANADA CORP.

BSN GLASSPACK, S.A.

FIRST AMENDMENT TO THIRD AMENDED

AND RESTATED SECURED CREDIT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this “First Amendment”) is dated as of June 13, 2005 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (“Owens-Brockway”), OI PLASTIC PRODUCTS FTS INC., a Delaware corporation (“O-I Plastic”), UNITED GLASS LIMITED, a limited liability company incorporated under the laws of England and Wales (registered number 526983) (“United Glass”), OWENS ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia (“O-I Australia”), ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia (“ACI”), AZIENDE VETRARIE INDUSTRIALI RICCIARDI – AVIR S.P.A., a joint stock company organized under the laws of Italy (“Avir”), BSN GLASSPACK, S.A., a French Societe anonyme (“BSN”), O-I CANADA CORP., a Nova Scotia corporation (“O-I Canada,” together with Owens-Brockway, O-I Plastic, United Glass, O-I Australia, ACI, AVIR and BSN, “Borrowers”), and OWENS-ILLINOIS GENERAL, INC., a Delaware corporation (“O-I General”), as Borrowers’ Agent (in such capacity “Borrowers’ Agent”), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a “Lender” and collectively, “Lenders”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DB”), as Administrative Agent for Lenders (“Administrative Agent”), and DEUTSCHE BANK AG LONDON, as UK Administrative Agent for Lenders (“UK Administrative Agent”), and is made with reference to that certain Third Amended and Restated Secured Credit Agreement, dated as of October 7, 2004, by and among the Company, the Borrowers, O-I General, the Lenders party thereto, the Administrative Agent and the UK Administrative Agent (the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company, Borrower’s Agent and Borrowers desire to amend the Credit Agreement on, and subject to, the terms, conditions and agreements set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Subsection 1.1: Certain Defined Terms.

A.  The defined term “Applicable Base Rate Margin” in subsection 1.1 of the Credit Agreement is hereby amended by deleting the word “or” where it appears immediately after the first use of the words “Term Loans” therein and inserting in its place “0.75% per annum, and for any” and deleting the second table contained therein.

B.  The defined term “Applicable Euro Margin” in subsection 1.1 of the Credit Agreement is hereby amended by inserting “1.75% per annum, and for any” immediately after the first use of the words “Term Loans” therein and deleting the second table contained therein.

C.  Subsection 1.1 of the Credit Agreement is hereby further amended by adding to such subsection the following definitions which shall be inserted in proper alphabetical order.

“Applicable First Amendment Effective Date” means (i) with respect to the Tranche A1 Term Loans, the Tranche A1 Amendment Effective Date, (ii) with respect to the Tranche B1 Term Loans, the Tranche B1 Amendment Effective Date, (iii) with respect to the French Tranche C1 Term Loans, the French Tranche C1 Amendment Effective Date, and (iv) with respect to the French Tranche C2 Term Loans, the French Tranche C2 Amendment Effective Date.

“First Amendment” means the First Amendment to this Agreement dated June 13, 2005.

“First Amendment Effective Date” has the meaning assigned to that term in Section 2.1 of the First Amendment.

 “French Tranche C1 Amendment Effective Date” has the meaning assigned to that term in Section 2.4 of the First Amendment.

“French Tranche C2 Amendment Effective Date” has the meaning assigned to that term in Section 2.5 of the First Amendment.

“Spanish Disposition” has the meaning assigned to that term in subsection 6.7(iv).

“Tranche A1 Amendment Effective Date” has the meaning assigned to that term in Section 2.2 of the First Amendment.

“Tranche B1 Amendment Effective Date” has the meaning assigned to that term in Section 2.3 of the First Amendment.

1.2          Matters related to Proposed Merger of BSN Glasspack Espana, S.A. with Vidrieria Rovira, Srl.

A.  Amendment to Subsection 6.7: Restriction on Fundamental Changes; Assets Sales.  Section 6.7(iv) is hereby amended and restated in its entirety to read as follows:

“(iv)        BSN Glasspack Espana, S.A. may be transferred to or combined with, by merger, sale or otherwise, Vidrieria Rovira, Srl (the “Spanish Disposition”);”

B.  Consent to Release of BSN Glasspack Espana, S.A.  In order to permit the Spanish Disposition, Requisite Lenders hereby consent to (a) the release by Administrative Agent of BSN Glasspack Espana, S.A. as an Offshore Guarantor, and (b) the release by Administrative Agent of the Liens granted pursuant to the Collateral Documents by BSN Glasspack Espana, S.A. and the Liens granted by BSN on the capital stock of BSN Glasspack Espana, S.A and the termination of the applicable Collateral Documents.

Section 2.  CONDITIONS TO EFFECTIVENESS

2.1          Section 1 of this First Amendment (other than Sections 1.1A and 1.1B) shall become effective only upon the satisfaction of all of the conditions precedent (the date of satisfaction of all such conditions precedent being referred to herein as the “First Amendment Effective Date”) set forth in this Section 2.1.

A.  Representations and Warranties.  On the First Amendment Effective Date, (a) after giving effect to Section 1 hereof, the representations and warranties contained in Section 3 hereof shall be true and correct as of such date, as though made on and as of such date; (b) after giving effect to Section 1 hereof, no Potential Event of Default or Event of Default shall then exist; and (c) the Company shall deliver to Administrative Agent a certificate signed by a Responsible Officer of Company confirming the foregoing.

B.  Corporate Documents.  On or before the First Amendment Effective Date, Company and each Borrower shall deliver to Lenders (or to Administrative Agent for Lenders, with sufficient originally executed copies as requested by the Administrative Agent), with respect to Company and each Borrower, a Secretary’s Certificate, in form and substance reasonably satisfactory to Administrative Agent and dated the First Amendment Effective Date, certifying that (1) the Organizational Documents, (2) the resolutions of the Governing Body and (3) the signature and incumbency certificate of for the Company and each Borrower, in each case, as delivered to Administrative Agent on the Third Restatement Date, are in full force and effect and have not been amended or modified in any respect since the Third Restatement Date and (4) attached thereto is a true and correct copy of the resolutions of the Governing Body of such Person authorizing the execution and delivery of the First Amendment.

C.  Amendment.  Administrative Agent shall have received from (i) Requisite Lenders, and (ii) Company and the Borrowers, (A) a counterpart of this First Amendment signed on behalf of such party or written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this First Amendment) that such party has signed a counterpart of this First Amendment, and (B) a counterpart of any amendment to the Collateral Documents necessary or advisable in the reasonable judgment of the Collateral Agent to effectuate the transactions contemplated by this First Amendment signed on behalf of such party or written evidence reasonably satisfactory to Administrative Agent that such party has signed such counterpart.

D.  Fees.  Company shall have paid all reasonable fees and expenses of Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel) in connection with this First Amendment and the documents and transactions related hereto.

E.   Guarantor Acknowledgement.  On or before the First Amendment Effective Date, Company shall cause each Guarantor to deliver to Administrative Agent a Guarantor Acknowledgement substantially in the form of Annex A attached hereto (except for Guarantor Acknowledgements for VMC and Group Renforte, which Company shall deliver within seven days of the First Amendment Effective Date).

2.2          Sections 1.1A and 1.1B of this Amendment shall become effective with respect to the Tranche A1 Term Loans only upon the satisfaction of all of the following conditions precedent (the date on which such conditions precedent are satisfied being the “Tranche A1 Amendment Effective Date”): (a) the First Amendment Effective Date shall have occurred, and (b) each Lender with Tranche A1 Term Loan Exposure shall have executed and delivered a counterpart to this First Amendment.

2.3          Sections 1.1A and 1.1B of this Amendment shall become effective with respect to the Tranche B1 Term Loans only upon the satisfaction of all of the following conditions precedent (the date on which such conditions precedent are satisfied being the “Tranche B1 Amendment Effective Date”): (a) the First Amendment Effective Date shall have occurred, and (b) each Lender with Tranche B1 Term Loan Exposure shall have executed and delivered a counterpart to this First Amendment.

2.4          Sections 1.1A and 1.1B of this Amendment shall become effective with respect to the French Tranche C1 Term Loans only upon the satisfaction of all of the following conditions precedent (the date on which such conditions precedent are satisfied being the “French Tranche C1 Amendment Effective Date”): (a) the First Amendment Effective Date shall have occurred, and (b) each Lender with French Tranche C1 Term Loan Exposure shall have executed and delivered a counterpart to this First Amendment.

2.5          Sections 1.1A and 1.1B of this Amendment shall become effective with respect to the French Tranche C2 Term Loans only upon the satisfaction of all of the following conditions precedent (the date on which such conditions precedent are satisfied being the “French Tranche C2 Amendment Effective Date”): (a) the First Amendment Effective Date shall have occurred, and (b) each Lender with French Tranche C2 Term Loan Exposure shall have executed and delivered a counterpart to this First Amendment.

Section 3.  REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this First Amendment and to amend the Credit Agreement in the manner provided herein, Company and each Borrower represents and warrants to Administrative Agent and each Lender that the following statements are true, correct and complete:

A.  Authorization; Binding Obligations.  Company, each Borrower and each Guarantor has all requisite organizational power and authority to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under the Credit Agreement as amended by this First Amendment (the “Amended Agreement”).  The execution, delivery and performance of this First Amendment and the performance of the Amended Agreement have been duly authorized by all necessary organizational action by Company, each Borrower and each Guarantor.  This First Amendment and the Amended Agreement has been duly executed and delivered by Company, each Borrower and each Guarantor and are the legally valid and binding obligations of Company, each Borrower and each Guarantor, enforceable against Company, each Borrower and each Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability.

B.  No Conflict.  The execution and delivery by Company, each Borrower and each Guarantor of this First Amendment and the performance by Company, each Borrower and each Guarantor of the Amended Agreement do not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company, any Borrower or any Guarantor, the Organizational Documents of Company, any Borrower or any Guarantor, or any order, judgment or decree of any court or other agency of government binding on Company, any Borrower or any Guarantor, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company, any Borrower or any Guarantor, or (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties or assets of Company, any Borrower or any Guarantor (other than any Liens created under any of the Loan Documents).

C.  Governmental Consents.  The execution and delivery by Company, each Borrower and each Guarantor of this First Amendment and the performance by Company, each Borrower and each Guarantor of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except any thereof that have been obtained and are in full force and effect.

D.  Incorporation of Representations.  Each representation and warranty of Company, each Borrower and each Guarantor contained in each of the Loan Documents is true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of the First Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

E.   Absence of Default.  No event has occurred and is continuing or would result from the execution, delivery or performance of this First Amendment or the performance of the Amended Agreement that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this First Amendment.

Section 4.  MISCELLANEOUS

A.  Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

(ii)           Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and, to the extent necessary, are hereby ratified and confirmed.  For the avoidance of doubt, the execution of this First Amendment by each Lender with French Tranche C1 Term Loan Exposure or each Lender with French Tranche C2 Term Loan Exposure shall not affect or waive in any way any provision in any Collateral Document governed by French law stating that it secures the “Secured Obligations” (as such term is defined in such Collateral Documents) as they may be amended, modified, novated, supplemented, or restated from time to time under the Credit Agreement.

(iii)          The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.  Authorization of the Collateral Agent.

The Lenders hereby authorize the Collateral Agent to execute and deliver any amendment to the Collateral Documents necessary or advisable in the judgment of the Collateral Agent to effectuate the transactions contemplated by this First Amendment.

C.  Fees and Expenses.

Loan Parties acknowledge that all costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this First Amendment and the documents and transactions contemplated hereby shall be for the account of Loan Parties.

D.  Headings.  Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

E.   Applicable Law.  THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT

LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

F.   Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OWENS-ILLINOIS GROUP, INC.

By:
Name:
Title:

OWENS-BROCKWAY GLASS CONTAINER INC.

By:
Name:
Title:

OI PLASTIC PRODUCTS FTS INC.

By:
Name:
Title:

UNITED GLASS LIMITED

By:
Name:
Title:

OWENS ILLINOIS (AUSTRALIA) PTY LIMITED

By:
Name:
Title:

ACI OPERATIONS PTY LIMITED

By:
Name:
Title:

AZIENDE VETRARIE INDUSTRIALI RICCIARDI – AVIR S.P.A.,

By:
Name:
Title:

O-I CANADA CORP.

By:
Name:
Title:

BSN GLASSPACK, S.A.

By:
Name:
Title:

OWENS-ILLINOIS GENERAL, INC.,

By:
Name:
Title:

AGENTS AND LENDERS:

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent

By:
Name:
Title:

Notice Address:

Deutsche Bank Trust Company Americas
60 Wall Street, 38th Floor
New York, New York 10005
Attention: Mary Jo Jolly

With a copy to:

Deutsche Bank Trust Company Americas
222 South Riverside Plaza
MS CHI105-2900
Chicago, Illinois 60606
Telephone: (312) 537-4231
Fax: (312) 537-1324
Attention: Marla Brefka Heller

DEUTSCHE BANK AG LONDON As UK Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Notice Address:

Graham Hodgkin
Corporate Trust & Agency Services
33 Old Broad Street
Mail Stop 606
London EC2N 1HW
United Kingdom

As a Lender

By:
Name:
Title:

ANNEX A –FORM OF GUARANTOR ACKNOWLEDGEMENT

ACKNOWLEDGEMENT AND CONSENT

This ACKNOWLEDGEMENT AND CONSENT (this “Acknowledgment”) is dated as of June   , 2005 and entered into by OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”) and each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of Company and such undersigned Subsidiaries being a “Credit Support Party” and collectively “Credit Support Parties”) for the benefit of the Lenders party to that certain Third Amended and Restated Secured Credit Agreement, dated as of October 7, 2004, by and among the Company, OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (“Owens-Brockway”), OI PLASTIC PRODUCTS FTS INC., a Delaware corporation (“O-I Plastic”), UNITED GLASS LIMITED, a limited liability company incorporated under the laws of England and Wales (registered number 526983) (“United Glass”), OWENS ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia (“O-I Australia”), ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia (“ACI”), AZIENDE VETRARIE INDUSTRIALI RICCIARDI – AVIR S.P.A., a joint stock company organized under the laws of Italy (“Avir”), BSN GLASSPACK, S.A., a French Societe anonyme (“BSN”), O-I CANADA CORP., a Nova Scotia corporation (“O-I Canada,” together with Owens-Brockway, O-I Plastic, United Glass, O-I Australia, ACI, AVIR and BSN, “Borrowers”), and OWENS-ILLINOIS GENERAL, INC., a Delaware corporation (“O-I General”), as Borrowers’ Agent (in such capacity “Borrowers’ Agent”), the lenders listed on the signature pages thereof (each individually a “Lender” and collectively, “Lenders”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DB”), as Administrative Agent for Lenders (“Administrative Agent”), and DEUTSCHE BANK AG LONDON, as UK Administrative Agent for Lenders (“UK Administrative Agent”), as amended by that certain First Amendment to Third Amended and Restated Secured Credit Agreement (the “First Amendment”) dated as of June 13, 2005 by and among the Company, the Borrowers, O-I General, the Lenders party thereto, the Administrative Agent and the UK Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Lenders have entered into the Credit Agreement with certain subsidiaries of Company as Borrowers and with Company as guarantor pursuant to Section 9 thereof and O-I General as Borrowers’ Agent;

WHEREAS, certain of the Credit Support Parties have entered into the Subsidiary Guaranty of all Obligations as defined in and now or hereafter existing under or in respect of the Credit Agreement;

WHEREAS, certain of the Credit Support Parties have entered into a Domestic Borrowers’ Guaranty under which each Domestic Borrower has guaranteed (i) all Obligations of the other Domestic Borrower; (ii) all Obligations of the Offshore Borrowers; and (iii) all Other Lender Guarantied Obligations;

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WHEREAS, certain of the Credit Support Parties have entered into Offshore Guaranties;

WHEREAS, the Credit Support Parties have entered into certain Collateral Documents creating Liens on and/or pledging certain Collateral as security for their respective obligations under the Credit Agreement, Subsidiary Guaranty, Domestic Borrowers’ Guaranty and the Offshore Guaranties (Company’s guaranty under Section 9 of the Credit Agreement, the Domestic Borrowers’ Guaranty, the Subsidiary Guaranty, the Offshore Guaranties and the Collateral Documents being referred to collectively herein as the “Credit Support Documents”);

WHEREAS, it is a condition to the effectiveness of the First Amendment that each of the Credit Support Parties execute this Acknowledgement and Consent.

NOW, THEREFORE, in consideration of the agreements of the Lenders contained in the First Amendment, the undersigned Credit Support Parties acknowledge and agree as follows:

1.             Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and the First Amendment and consents to the amendment of the Credit Agreement effected pursuant to the First Amendment.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Guarantied Obligations,” “Secured Obligations” and “Obligations,” as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Guarantied Obligations,” “Secured Obligations” and “Obligations” as the case may be, in respect of the obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement.

2.             Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the First Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date (as defined in the First Amendment) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

3.             Each Credit Support Party (other than Company and the Domestic Borrowers in their capacity as such) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth of the First Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to the First Amendment and (ii) nothing

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in the Credit Agreement, the First Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

IN WITNESS WHEREOF, each of the undersigned Credit Support Parties has caused this Acknowledgement and Consent to be duly executed as of the day and year first written above.

OWENS-ILLINOIS GROUP, INC.

By:
Name:
Title:

GUARANTORS:

[insert applicable signature blocks]

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